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                                                          Exhibit 23.1

Consent of Independent Certified Public Accountants

Board of Directors of
The Electronics Boutique, Inc. and
Partners of EB Services Company LLP:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.




/s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
July 27, 1998